                                                                   EXHIBIT 10.20

                          GREENHOUSE LEASE AGREEMENT

THIS GREENHOUSE LEASE AGREEMENT is made and entered into as of the 15th day of April, 1993, by and between AMERICAN ATLAS #1, LTD., a Colorado limited partnership ("AA #1") hereinafter referred to as "Landlord" and WOLF CREEK RIFLE LIMITED LIABILITY COMPANY, a Colorado limited liability company, hereinafter referred to as "Tenant."

                                   Recitals
                                   --------

          A. Landlord operates the American Atlas No. 1 Cogeneration Project in Garfield County, Colorado (the "Project"). Approximately twelve (12) acres of greenhouse and warehouse space (the "Greenhouse") is part of the Project.

          B. Tenant is in the business of operating greenhouses associated with cogeneration projects. The parties now desire set forth their agreement pursuant to which Tenant will lease and operate the Greenhouse.

          C. Both A.A.#1 and Tenant acknowledge the obligations owed to, and the rights of Westinghouse Credit Corporation ("WIC") as described in, without limitation, that certain Restructured Participation Agreement ("Participation Agreement) , dated as of January 1, 1993, by and between AA#1 and WCC, that certain Facility and Site Lease ("Facility and Site Lease") , dated as of January 1, 1993, by and between AA #1 and WCC, and all Financing and Related Documents therein referenced, incorporated and/or described (collectively the "WCC" Lease Documents").

                                   Agreement
                                   ---------

          1. Premises. Landlord hereby leases to Tenant and Tenant leases from
             ----------
Landlord for the term, at the rental and upon all the conditions set forth herein, all that certain real property located in the County of Garfield, State of Colorado, more particularly described on Exhibit "All (the "Premises" and/or "Leased Premises") attached hereto and made a part hereof. Said real property, including the land, structures buildings and all appurtenances, hereditaments, and easements thereon together with all equipment located thereon and more particularly described, on Exhibit "B" attached hereto and in the WCC Lease Documents are herein called the: "Leased Property."

          Subject to and limited by the WCC Lease Documents, Landlord warrants that it and no other person or corporation has the right to lease the Leased Property herein demised, and that so long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Leased Property, subject to all matters of record or other agreements to which this Lease is or hereafter may be subordinated.
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          The Leased Property shall consist of the Greenhouse consisting of approximately 512,716 square feet, and the Greenhouse warehouse consisting of approximately 10,004 square feet situated on the real property described on Exhibit "All attached hereto and the equipment described on Exhibit "B" attached hereto.

          2. Term. The term of this Lease (the "Term") and Tenant's possession
             ----
of the Premises shall commence on the date of this Agreement (the "Commencement Date") and continue so long as AA #1 is Lessee under the Facility and Site Lease. This Lease shall be subject to the WCC Lease Documents and shall be subject to termination by either Tenant or WCC upon 30 days notice following termination of the Facility and Site Lease and/or up % on the exercise by WCC of its other rights contained in or described by the WCC Lease Documents. Landlord and, upon the failure of Landlord to exercise its rights hereunder after thirty
(30) days written notice to Landlord, WCC may terminate this Lease or exercise other remedies provided or allowed herein in the event of default as defined hereinafter. Tenant may terminate the Lease upon twelve (12) months prior written notice to Landlord and WCC, if, to the satisfaction of Landlord, Tenant demonstrates that it is no longer economically feasible to operate the Greenhouse.

          3. Termination. Except as otherwise terminated in ACCORDANCE WITH
             -----------
paragraphs 2 and 17, this Lease shall expire and/or terminate at the end of the Term without the necessity of any notice from either Landlord or Tenant of the same, and Tenant hereby waives notice to vacate or quit the Premises and return the equipment, and agrees that Landlord shall be entitled to the benefit of all provisions of the law respecting summary recovery or possession of any of the Leased Property from Tenant holding over to the same extent as if statutory notice had been given.

          4. Holding Over. If Tenant shall be in possession of the Leased
             ------------
Property at the end of the Term with the consent or permission of Landlord, the tenancy under this Lease shall become month-to-month upon all of the terms and conditions contained in this Lease and such tenancy shall be terminable by either party upon thirty (30) days' notice to the other party.

          5. Use. Use of the Leased Property shall be exclusively for the use of
             ---
growing and marketing greenhouse products.

          6. Rental.
             ------

             a. Tenant shall pay directly to Norwest Bank Denver, N.A., as escrow agent ("Escrow Agent") during the Term of this. Lease as rent for the Leased Property, without any prior demand, set-off or abatement, the sum of Three Hundred Thousand Dollars ($300,000.00) per year, payable quarterly in arrears in equal installments of Seventy-Five Thousand Dollars ($75,000.00) which installments shall commence on January 1, 1994 for the quarter

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ended December 31, 1993, and shall be due and payable on the quarterly anniversary date of each and every calendar quarterly thereafter for the balance of the Term. The rent for the final short period of the Term shall be pro rated for the actual number of days remaining in the Term and shall be payable within sixty (60) days after the end of the Term.

          b. TENANT SHALL pay all rental when due and payable, without any set-off, deduction, or prior demand therefor whatsoever. In addition, any rental which is not paid within tan (10) days after the same is due shall bear interest at the default rate of eighteen percent (18%) from the first day due until paid. Rental, including any interest due thereon, required of Tenant shall be paid to the Escrow Agent at 1740 Broadway, Denver, CO 80274, or at such other place as Landlord and WCC may jointly direct in writing. Statements required of Tenant shall be delivered to Landlord at the offices of Landlord at 4845 Pearl East Circle, Suite 300, Boulder, CO 80301, or at such other place as Landlord may, from time to time, designate in a notice to Tenant. Any, payment by Tenant or acceptance by Escrow Agent of a lesser amount than shall be due from Tenant to Landlord shall be treated as a payment on account. The acceptance by Escrow Agent of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Escrow Agent may accept such check without prejudice to any other rights or remedies to which Landlord may have against Tenant.

          7. Met Lease. It is the intention of the parties to this Lease that
             ---------
all rents reserved herein shall be a net return to Landlord and all expenses or charges with respect to the Leased Property including, by way of example, maintenance, landscaping, repairs, remodeling or alteration of the building, structures or improvements , utilities, repair and/or replacement of the equipment, and the like shall be borne by Tenant and not Landlord, except as follows:

             a. Landlord shall provide capital improvements to the Greenhouse as approved by both Landlord and Tenant not to exceed the following amounts:

                Year                      Maximum Amount
                ----                      --------------
                1993                      $150,000
                1994                       100,000
                1995                        50,000

Tenant shall provide, at its own expense, all other capital improvements necessary to the prudent operation of the Greenhouse.

             b. Landlord shall assign to Tenant all outstanding accounts receivable arising from and after June 9, 1992, from the

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prior operation of the Greenhouse. Landlord shall pay and hold Tenant harmless from all outstanding accounts payable from prior operation of the Greenhouse arising prior to the effective date of this Lease.

          c. Landlord shall provide, at no cost to Tenant, fresh water for the operation of the Greenhouse, domestic water for employees of Tenant situated at the Greenhouse location, and all equipment necessary to operate the Greenhouse.

          d. Landlord shall provide, at no cost to Tenant, emergency power capability. However, Landlord shall not be liable for any power failure to the Greenhouse and ancillary structures, through the failure to provide emergency service. Any increase in cost. to Landlord of actually providing emergency service shall be borne by Tenant as additional rent.

          e. Landlord shall pay all real property taxes on the real, property on which the Greenhouse and storage facility are located, and the Greenhouse structure, fixtures, storage tanks, pumps, piping and standby boilers, and Tenant will pay all taxes on the equipment and personal property used on the Premises by Tenant in the operation of a Greenhouse and warehouse facility as hereinafter further defined.

          f. Landlord. shall be responsible for the payment and maintenance of "All-Risk" casualty insurance with respect to the Greenhouse and Greenhouse warehouse, which insurance may be carried at the discretion of Landlord in such amounts and with such companies as Landlord shall determine. Tenant shall be solely responsible for insurance on the content and operations of the Greenhouse.

          g. Landlord shall be responsible for any costs of expanding the Greenhouse to maintain FERC compliance.

     Except as provided above, Tenant shall be responsible for all costs of operating and maintaining the Greenhouse and warehouse facilities and shall agree to operate and maintain the Greenhouse in accordance with accepted industry standards throughout the Term of this Lease.

     8.   TAXES.
          -----

          a. Landlord shall pay in each tax year during the Term all real estate taxes, ad valorem taxes and assessments, general and special, including taxes
       -----------
levied against the buildings, structures, fixtures, storage tanks, pumps, piping and/or standby boilers assessed by the taxing authority.

          b. Tenant shall be responsible for all taxes payable to the appropriate taxing authority for any sales, excise, personal

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property or other tax (not including real property tax) levied, imposed or assessed in the State of Colorado or any other political subdivision thereof or other taxing authority for Tenant's inventory, furniture, appurtenant apparatus, equipment, leasehold improvements owned or installed by Tenant or by Landlord and utilized in the greenhouse operation, and any other property of Tenant. Tenant shall provide proof of payment of such taxes to Landlord annually by providing a receipt marked "paid" for the taxes assessed, and any failure to pay such taxes when due shall be considered a default under this Lease.

     9. Repairs and Alterations. All repairs to the Premises or any
        -----------------------
installations, equipment or facilities therein are to be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant shall keep the structure of the building in good repair and shall promptly replace the same when damaged, together with all electrical, plumbing and other mechanical installations thereon. Tenant will make any and all replacements from time to time required for the Premises at its expense including, by way of example, the roofs on the Greenhouse and Greenhouse warehouse. Tenant will surrender the Premises at the expiration of the Term or at such other time as it may vacate the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear, including damage by casualty not caused or not avoided due to the negligent acts or omissions of Tenant.

        Tenant will repair promptly, at its expense, any damage to the Premises regardless of fault or by whom such damage shall be caused, unless caused by Landlord or its agent, employees or contractors. If Tenant shall fail to commence such repairs within five (5) days after notice to do so, Landlord may take or cause the same to be made, and Tenant agrees to pay Landlord promptly upon Landlord's demand the cost thereof with interest thereon at the default rate of eighteen percent (18%) until paid.

        10. Alterations by Tenant. Tenant shall not make any alterations,
            ---------------------
renovations, improvements or other installations in or about any part of the Premises unless and until Tenant shall cause plans and specifications therefor to have been reviewed by Landlord and shall have obtained Landlord's written approval thereof. If approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified or licensed persons or entities. All such work shall comply with all applicable codes, rules, regulations and ordinances. Ordinary and customary repairs and replacements in and an the Greenhouse and Greenhouse warehouse shall be promptly undertaken and promptly completed and need not have Landlord's prior approval.

        11. Mechanics' Liens. No work performed by Tenant pursuant to this
            ----------------
Lease, whether in the nature of erection, construction,

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alteration or repair shall be deemed to be made for the immediate use and benefit of landlord so that no mechanics' or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor and/or materials with respect to any work performed by Tenant or its contractors on or about the Premises. If any mechanics, or other liens shall at any time be filed against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due. In such event, Tenant shall be liable to Landlord in an amount so paid by Landlord including any reasonable attorneys' fees incurred by Landlord either in defending against such lien or procuring the bonding or discharge of such lien, together with interest thereon at the default rate of eighteen percent (18%) , due and payable by Tenant to Landlord within ten (10) days of receiving notice thereof.

     12. Operations. The Greenhouse and storage structure shall be used by
         ----------
tenant exclusively for the growing and marketing of greenhouse produce, using the thermal heat available from the power plant as required. it is agreed and understood that it is Landlord's paramount concern that continuous production or greenhouse produce be undertaken so as to continuously qualify the Landlord's cogeneration facility for the cogeneration benefits pursuant to Landlord's permit granted by the Federal Energy Regulation Commission, as the same may be amended from time to time. Tenant shall continuously operate the Greenhouse facilities for the production of produce and any failure to have crops in place which failure jeopardizes the "QF" status of the Project shall be considered a default under this Lease. Tenant warrants that it will promptly pay all of its bills, including labor costs, operating expenses, repair and maintenance expenses, other expenses due hereunder, and any judgments, liens, or the like which may threaten the shutdown of the Greenhouse facility on the repossession of equipment and/or inventory necessary to the greenhouse operation. Any failure by Tenant to promptly pay such bills, judgments, liens or like charges shall be considered a default by Tenant under this Lease. Landlord may pay any such claims upon ten (10) days' notice to Tenant, and any claims paid by Landlord on behalf of Tenant will become immediately due and owing to Landlord and Landlord may collect such sums paid with a default interest rate of eighteen percent (18%).

     Tenant shall, at all times, keep the Premises in a neat and orderly condition. Specifically by way of example only, Tenant

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shall keep any garbage, trash, rubbish, refuse, disassembled equipment or vehicles out of public view within containers or structures and shall provide for the timely removal of any such garbage, trash, rubbish, refuse, disassembled equipment or vehicles from the site at Tenant's expense.

     13.  Utilities; Thermal Commitment.
          ------------------------------

          a. Landlord shall provide at no additional cost to Tenant (except as provided herein) , all thermal heat available from the power plant in the form of hot water to be used to satisfy the heating requirements of the Greenhouse, fresh water for the operations of the Greenhouse, and domestic water for the employees of Tenant situated at the Greenhouse, and shall provide emergency power capability for the Greenhouse. Tenant shall be responsible for paying for all electrical service and telephone service charges used on the Premises.

          b. In the event Landlord shall fail to supply hot water sufficient to satisfy the reasonable heating requirements of the Greenhouse, Tenant may make use of any supplemental heating source supplied by or available to it, and Landlord shall reimburse Tenant for the incremental cost (i.e., fuel costs or equivalent) of providing such supplemental heat.

     14.  Indemnity and Insurance.
          -----------------------

          a. To the extent permitted by law, Tenant shall and does hereby indemnify Landlord and save it harmless and, at Landlord's option, defend it from and against any and all claims, actions, damages, liabilities and expenses including attorneys' fees or professional fees, in connection with the loss of life, personal injury and/or damage to the Leased Property and adjacent cogeneration facility arising from and out of the occupancy or use by TENANT OF the Premises occasioned wholly or in part by any act or omission of Tenant, its officers, agents, directors, employees or invitees.

          b. At all times during the Term, Tenant will carry and maintain, at its expense:

             (i) public liability insurance including insurance AGAINST assumed or contractual liability under this Lease, with respect to the Premises to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000-00) with respect to personal injury or death and Five Hundred Thousand Dollars ($500,000.00) with respect to property damage;

             (ii) all-risk casualty insurance including theft, written at replacement cost value and replacement cost endorsement covering all of Tenant's and Landlord's personal

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     property on the Premises including, without limitation, equipment, furniture and other property removable by Tenant under the provisions of this Lease installed in the Premises by or on behalf of Tenant;

             (iii) if and to the extent required by law, worker's compensation or similar insurance in form and amounts required by law; and

             (iv) crop damage insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000).

At the request of Tenant, Landlord shall carry any insurance listed above, and Tenant shall be obligated promptly to reimburse Landlord for any cost incurred by Landlord related to such insurance.

        c. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to this Lease, as well as the form of such insurance shall at all times be subject to Landlord's approval and any such company or companies shall be licensed to do business in the State of Colorado. Public liability, all-risk casualty, and crop insurance policies evidencing such insurance shall name Landlord or its designee and WCC as additional insureds, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days' written notice. to Landlord, its designee and WCC. None of the insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to this Lease shall contain any deductible provisions except to the extent approved by Landlord. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same. If Tenant shall fail to perform any of its obligations under the insurance provisions of this Lease, Landlord may perform the same and the cost of same shall be charged to Tenant and Tenant agrees, upon five (5) days' written notice, to pay Landlord promptly the cost thereof with default interest at the rate of eighteen percent (18%) until paid.

          15. Condemnation. If the whole or any part of the Leased premises
              ------------
shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Tenant is required to yield possession thereof to the condemning authority. Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition and all rental shall be reduced in the same proportion as the portion of the square footage of the Premises so taken bears to Tenant's total square footage of the Greenhouse. If the aforementioned taking renders the remainder of the Premises unsuitable for the Permitted Use, either party may terminate this Lease as of the date when Tenant is required to yield possession by

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giving notice to that affect within ninety (go) days after such date.

     All compensation awarded for any taking of the Premises or any interest therein shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent TENANT FROM applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, loss of crops, the expense of removal of Tenant's trade fixtures, or loss of Tenant's business goodwill, but only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord.

     16. Assignments and Subletting. Tenant shall not assign, transfer or
         --------------------------
encumber this Lease in whole or in part or sublet all or any part of the Premises nor license concessions or leases without first obtaining the consent of Landlord and WCC, which consent shall not be unreasonably withheld. This prohibition includes any sublease or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure or an assignment or subletting to or by a receiver or trustee in federal or state bankruptcy, insolvency, or similar proceeding. Consent by Landlord or WCC to any assignment or subletting shall not constitute a waiver of the requirement for such consent to any subsequent assignment or subletting.

     17. Default.
         -------

         a. Any one or more of the following events shall constitute an event of default:

             (i) the sale of Tenant's interest in the Premises under attachment, execution or similar legal process or, if Tenant is adjudicated a bankrupt or insolvent and such adjudication is not vacated within ten
     (10) days;

             (ii) the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant's obligations hereunder as a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or any arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is not withdrawn or dismissed within thirty (30) days after the date of filing;

             (iii) admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

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             (iv)  the appointment of a receiver or trustee for the business or property of tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry;

             (v) the making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or in any other manner Tenant's interests in this Lease shall pass to another by operation of law;

             (vi) failure of Tenant, without further notice, demand, or opportunity to cure, to pay any rental or any other sum of money due hereunder including, without limitation, taxes, insurance and operation and maintenance expenses, within thirty (30) days after the same is due hereunder;

             (vii) default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord or by WCC, unless such default is of such a nature that it cannot be cured within such period, in which case no event of default shall occur so long as Tenant shall commence; the curing of the default within such period and shall thereafter diligently prosecute the curing of same and the existence of such default does not adversely affect the greenhouse operation and/or the status of the adjacent cogeneration facility; and

             (viii) the vacating or abandonment. of the Premises by Tenant at any time during the Term of this Lease, which vacation or abandonment shall include, but not be limited to, the failure to have planted crops in place which failure jeopardizes the "QF" status of the Project.

          b. Upon the occurrence and continuance of an event of default, Landlord, without notice, demand or opportunity to cure to Tenant in any instance, which notice, demand or opportunity is expressly waived by Tenant to the greatest extent allowed by law in any instance (except where expressly provided for below or by applicable law), may do any one of the following:

              (i) Sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Premises during the Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rental and other monetary obligations and for the fulfillment of the other covenants and agreement herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of

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     conducting the sale or caring for or storing said property (including attorneys' fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rental, which is or would become due from Tenant to Landlord during the Term hereof absent termination and which is not otherwise mitigated by a subsequent tenant, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid;

        (ii) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice as required herein, the cost of which performance by Landlord, together with interest thereon at the default rate from the date of such expenditures, shall be deemed additional rental and shall be payable by Tenant to Landlord upon demand;

        (iii) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and re-enter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

        (iv) elect to take over the management and operation of the Greenhouse facility using the trade fixtures and equipment of Tenant which Tenant has used in operation of the Greenhouse and ancillary facilities and structures as if owned by Landlord in its own right, and continue the operation of the Greenhouse in its own right or through some additional party, which operation may be done without legal liability or obligation to Tenant. If this provision of default is invoked, Landlord shall have the right to inspect and copy all of the Tenant's accounting records relating to the operation of the Greenhouse and all customer lists relating to the Greenhouse; or

        (v) exercise any other legal or equitable right or remedy which it may have.

     Notwithstanding the provisions of clause (b) (ii) above and regardless of whether an event of default shall have occurred, Landlord may exercise the remedies described in clauses (b) (ii) or (b) (iv) above without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency.

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

     Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rental and shall be repaid to Landlord by Tenant upon demand.

     18. Damages. If this Lease is terminated by Landlord or by WCC pursuant to
         -------
the default provisions of this Lease, Tenant nevertheless shall remain liable for any rental and damages which may be due or sustained prior, to such termination and all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, costs and expenses incurred by Landlord or by WCC in pursuit of its remedies hereunder, or in renting the Premises to others from time to time, and all rental due after termination but otherwise within the Term hereof not mitigated by the receipt of sales proceeds from the sale of Greenhouse products or Tenant's property or by the receipt of rent from a subsequent tenant.

     19. Force Majeure. A party shall be excused from performance hereunder for
         -------------
a period of time during which the ability of such party to perform its obligations is materially and adversely affected by the occurrence of any event beyond the reasonable control of the party affected, and occurring without any negligence on the part of such party, including, but not limited to, flood, earthquake, tornado, epidemic, war, riot, volcanic eruption, storm, fire, lightning, civil disturbance or disobedience, strike, labor dispute, labor or material shortage, sabotage, withholding of approval by applicable authority of restraint by court order or public authority, which by exercise of prudent engineering practice by Colorado standards, due diligence and foresight, such party could not reasonably have been expected to avoid and which by due diligence it has been unable to overcome.

     20. Subordination and Assignment. Tenant agrees that its rights under this
         ----------------------------
Lease are and shall remain subject and subordinate to the WCC Lease Documents. Further, if Landlord falls to enforce its rights hereunder after thirty (30) days written notice to Landlord, WCC may enforce such rights. This Lease, together with all of Landlord's right, title and interest therein has been assigned to WCC as security for all of Landlord's obligations to WCC under the WCC Lease Documents.

     21. Notices.
         --------

         a. Any notice, request, demand, approval or consent given or required to be given under this Lease shall be in writing and shall be deemed to have been given on the third (3rd) day following the day on which the same shall have been mailed by United States registered or certified mail, return receipt requested, with all postage charged prepaid and addressed, if intended for Landlord, to AMERICAN ATLAS #I, LTD., 4845 Pearl East

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

Circle, Suite 300, Boulder, CO 80301, and to WESTINGHOUSE CREDIT CORPORATION, One Oxford Centre, Pittsburgh, PA 15219, or if intended for Tenant, to Tenant at WOLF CREEK RIFLE LLC, 303 East 17th Avenue, Suite 770, Denver, CO 80203.

     Either party may, at any time, change its address for the above purposes by sending notice to the other party stating the change and setting forth the new address.

          b. If any mortgagee or lessor shall notify Tenant that it is the holder of a mortgage or lease affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such mortgagee or lessor in the manner prescribed above and to such address as such mortgagee or lessor shall designate.

     22.  FERC Requirement Compliance. Tenant, by the execution hereof, hereby
          -----------------------------
covenants and agrees that the annual thermal useful output available from the power plant provided by Landlord will be used by Tenant to heat the Greenhouse facility, and that Tenant shall use its best efforts to comply with the terms of the annual thermal usage and output requirements required under that certain Order Granting Application for Certificate as a Qualifying Cogeneration Facility ("FERC Order") issued June 7, 1985, by the Federal Energy Regulatory Commission of the United States of America, Docket No. QF85-284-000, and in compliance with the description of greenhouse operations contained in that certain Application of Cogeneration and Technology Development Company Ear Amendment of Certificate of Qualifying Status of a Cogeneration Facility (the "FERC Application") . In the event the FERC Order is amended, Tenant agrees to use its bet efforts to comply with all reasonable requests of Landlord, at Landlord's cost, to assure compliance with the FERC requirements relating to greenhouse operations set forth in such amended FERC Order and the Application made by AA#1 in connection therewith. Landlord shall have the right to monitor Tenant's compliance with the FERC requirements described herein.

          23. Merger and Modification. Subject to the provisions in the WCC
              -------------------------
Lease Documents, which are hereby incorporated herein and which describe the rights of WCC and its assigns, the parties hereto understand and agree that this Agreement, with amendments, if any, constitutes the entire agreement of the parties hereto, respecting the subject matter hereof and that the parties have not Entering into this relied upon any representations or warranties in entering into this Agreement, except as provided herein. This Lease may, not be modified or amended without the express written consent of WCC, which consent shall not be unreasonably withheld.

          24. Greenhouse Personnel. Tenant agrees to engage or employ personnel
              ----------------------
in the operation of the Greenhouse consistent with Section 6.1(i) of that certain Restructured Participation Agreement between WCC and Landlord and further agrees to engage or employ a Greenhouse manager acceptable to and approved by WCC, which acceptance and approval shall not be unreasonably withheld. WCC hereby approves the appointment of Russell Stokes as the initial Greenhouse manager.

     25. Audits. Tenant agrees to a semi-annual audit by an Independent Engineer in accordance with Section 17(e) of the Facility and Site Lease and to comply with all reasonable recommendations submitted by the Independent Engineer or by the Landlord.

     26.  Miscellaneous.
          -------------

          a. At any time and from time to time, within ten (10) days after Landlord shall request the same, Tenant will execute, acknowledge and deliver to Landlord and to such mortgagee or other party as may be designated by Landlord an estoppel certificate in the form furnished by Landlord, with respect to the matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. If Tenant fails to provide such certificate within ten (10) days after request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

          b. Tenant will permit Landlord, WCC and the Independent Engineer, together with their agents, employees and contractors to enter all parts of the Premises during Tenant's business hours to inspect the same and to enforce or carry out any provision of this Lease including, without limitation, any access necessary for the making of any repairs which are Landlord's obligation hereunder.

          c. The parties hereby agree that, upon the request of either party, each will execute, acknowledge and deliver a short form of memorandum of this Lease in recordable form. Recording, filing and like charges and any stamp, charge for recording, transfer or other tax shall be paid by the party requesting execution of same. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement removing such short form of lease from record. If Tenant fails to execute such agreement within said 30-day period or fails to notify Landlord within said 30-day period of its reasons for refusing to execute such agreement, Landlord is hereby authorized to execute and record such agreement. removing the short form of lease from record. The provisions of this Section shall survive any termination of this Lease.

         d. No reference to any specific right or remedy shall preclude landlord or wcc from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right of remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Premises shall affect or alter this Lease in any way whatsoever.

          e. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment of this Lease by Tenant has been consented to in writing by Landlord and WCC. Upon the sale or other transfer by Landlord of its interest in the Premises, and assumption of possession of the Premises by the assignee, only the assignee shall be responsible for all obligations under this Lease occurring thereafter.

          f. Tenant, at its sole costs and expense, shall comply, and shall cause the Premises to comply with (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting any part of the Premises, or the use thereof, including, but not limited to, those which require the making of any structural, unforeseen or extraordinary changes, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (ii) all rules, orders and regulations of the National Board of Fire Underwriters, Landlord's casualty insurer(s) and other applicable insurance rating organizations or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

          g. The Table of Contents and the paragraph captions are for convenience of reference only and in no way shall be used to construe or modify the provision set forth in this Lease.

          h. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

          i. Subject to the WCC Lease Documents which are incorporated herein by reference, this writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the PARTIES OR THEIR officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease unless determined to be ambiguous without reference to the same. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable and consented to by WCC, which consent shall not be unreasonably withheld.

          j. If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be a valid and be enforced to the fullest extent permitted by law.

          k. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted limited liability company qualified to do business in Colorado; and the persons signing this Lease are duly authorized to execute and deliver this Lease on behalf of the Tenant.

          l. Subject to the WCC Lease Documents, nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third-party beneficiary except rights contained herein for the benefit of a mortgagee or a lessor.

          m. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Colorado.

          n. Tenant shall accept performance of any of Landlord's obligations hereunder by any mortgagee or lessor.

          o. Landlord and Tenant hereby mutually waive any and all rights (only pertaining to Landlord and Tenant with regard to this Lease) which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

     AGREED TO as of the day and year first above written.

                              LANDLORD:

                              AMERICAN ATLAS 11, LTD.

                              By:
                              Title:

                              TENANT:

                              WOLF CREEK RIFLE LIMITED
                              LIABILITY COMPANY

                              By:
                              Title: ________________________________

                                   EXHIBIT A
                                   ---------

                            GREENHOUSE DESCRIPTION
                            ----------------------

    The greenhouse building and warehouse located on a portion of the following described real property:

        A parcel of land situated in the Northwest one-quarter (NW1/4) of
     Section 24, Township 6 South, Range 93 West of the Sixth Principal Meridian (T6S, R93W of the 6th P.M.), Garfield County, Colorado, more particularly described as follows:

        Beginning at the Northwest corner of said Section 24; thence N. 89 degrees 51' 14" E. along the North line of said Section 24 a distance of
     917.18 feet to the True Point of Beginning; thence N. 14 degrees 21' 14"
     E. a distance of 273.71 feet to a point on the South Right of Way line of County Road 352; thence along said lin S. 74 degrees 56' 06" E. a distance of 93.36 feet to a point of curve to the left; thence along said curve having a radius of 7,417.42 feet and a central angle of 03 degrees 06' 36" an arc length of 402.62 feet to a point of tangent; thence S. 78 degrees 02' 42" E. a distance of 546.16 feet thence S. 60 degrees 10' 30" R. a distance of 1,187.61 feet; thence S. 82 degrees 25' 17" W. a distance of 2,214.24 feet; thence N. 14 degrees 21" 14" E. a distance of 1,394.20 feet to the True Point of Beginning; containing 41.333 acres, more or less.

                                   EXHIBIT B
                                   ---------

                                   EQUIPMENT
                                   ---------

          Bobcat
          Three Wheel Electric Cart
          Pallet Jacks
          Wagner Forklift
          Case Tractor
          Sorter and Miscellaneous
          B.E. Delier Irrigation Machine
          Wrapping Machines
          60 Ft. Roller Skate Conveyor Stands
          Tractor Forks
          Scraper
          Plow
          Mower
          200 Gallon Sprayer
          Arc Welder
          Portable Gas Welder
          Hand Trucks
          10 Ft. Aluminum Step Ladder
          6 Ft. Wooden Step Ladder
          16 Ft. Extension Ladder
          Priva Computer
          Q-Com, Computer System with Sensors
          Bench Grinder
          Cleaver Brooks Hot Water Boiler
          2-Ray Hot Water Boilders
          Floor Pallet Scale
          Electric Cart
          3-Trailers 4x8
          Soil Bin
          ESS Sprayer
          Electric Generator
          Electric Air Compressor
          High Pressure Wash Down Gun
          Phone Equipment
          XTC 8088 Computer with Samsung Screen
          Okidata 292 Printer
          Copier
          Typewriter
          Calculators
          Files
          Samsung CRT
          Okidata 193 Plus Printer
          Compaq Computer
          Citizen 120D Printer
          Desks and Chairs
          Lathon Sonachron Time Clock System
          Sensaphone Alarm System
          Desks and Chairs

          Credenzas
          Conference Room Table and Chairs
          Refrigerator
          Miscellaneous Table and Chairs
          8x600 Ft. Propagation
          500 Gal. Plastic Tank
          Drum Stands
          Drum Hand Truck
          Surplus Motors
          Remote Radios with Chargers
          Bag Sealer
          Picking Trays and Carts